SMITH BARNEY INSTITUTIONAL CASH MANAGEMENT FUND INC.

Cash Portfolio
Government Portfolio
Municipal Portfolio

Sub-Item 77C

Registrant incorporates by reference Registrant's
Proxy Statement Pursuant to Section 14a
of the Securities Exchange Act of 1934
dated October 19,2006 filed on October 19,2006.
(Accession No. 0001193125-06-210895)